Exhibit 10.1

AMENDMENT NO. 1 TO

FIFTH AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Fifth Amended and Restated Limited Liability Company Agreement, dated as of April 6, 2015 (the “LLC Agreement”), of The Habit Restaurants, LLC (the “Company”) is made and entered into as of May 16, 2016 by and among the signatories hereto.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the LLC Agreement.

WHEREAS, pursuant to Section 9.5 of the LLC Agreement, any amendment or modification to the Agreement may be effected by written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person, provided that such amendment does not materially and adversely affect the rights of a holder of Units, other than on a pro rata basis with other holders of Units of the same Class without the consent of such holder;

WHEREAS, the Managing Member desires to amend the Exchange Procedures pursuant to Section 3.9 of the LLC Agreement in such a way as does not materially and adversely affect the rights of a holder of Units, other than on a pro rata basis with other holders of Units of the same Class; and

WHEREAS, this Amendment shall be binding on all of the parties hereto for all purposes.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and in the LLC Agreement, as amended, and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

1.

Amendment to Weekly Exchange Date.  All references to “Weekly Exchange Date” are hereby deleted and replaced with “Bi-Weekly Exchange Date.” Additionally, the definition of “Weekly Exchange Date” is hereby deleted in its entirety and replaced with the following:

“Bi-Weekly Exchange Date” means the First Exchange Date and the last Business Day of each second sequential week thereafter. For the avoidance of doubt, “bi-weekly” shall refer to every two weeks.

2.

Miscellaneous.  Except as set forth herein, the terms of the LLC Agreement shall remain in full force and effect.  The provisions of Article IX (Miscellaneous Provisions) of the LLC Agreement shall apply to this Amendment directly as if incorporated herein.

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IN WITNESS WHEREOF, the parties hereto have caused this LLC Agreement to be duly executed as of the date first written above.

COMPANY:

THE HABIT RESTAURANTS, LLC,

a Delaware limited liability company

By: The Habit Restaurants, Inc., a Delaware

corporation, its Managing Member

/s/ Russell Bendel

By:Russell Bendel
Title: Chief Executive Officer